UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2009

Merrimac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-11201	22-1642321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Fairfield Place, West Caldwell, New Jersey		07006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2009, Merrimac Industries, Inc. (the “Company”) entered into an Amendment to its Credit and Security Agreement (“Amendment”) with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“WF”), which amends its Credit and Security Agreement with WF, dated September 29, 2008 (“Loan Agreement”).  The Amendment (a) amends the required minimum Net Income which the Company must achieve during specified periods through January 1, 2011 and (b) increases the amount of Capital Expenditures the Company may incur to no more than $1,000,000 in the aggregate during the Company’s fiscal year ending January 2, 2010, and for each subsequent year end.  All other terms and conditions of the Loan Agreement remain in full force and effect.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 30, 2009, the Company entered into the Amendment to the Loan Agreement described in Item 1.01 above.  Other than the amendments to the covenants described in Item 1.01 above, the terms and conditions of the Loan Agreement, including but not limited to those relating to payment obligations, remain in full force and effect.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1           Amendment to Credit and Security Agreement by and between Merrimac Industries, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, dated November 30, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.

Date: December 1, 2009	By:	/s/ J. Robert Patterson
	Name:	J. Robert Patterson
	Title:	Vice President – Finance and Chief Financial Officer